Exhibit 16.1

                      [Letterhead of Luboshitz Kasierer]


                          Tel-Aviv, February 23, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

        We have read paragraphs I, II, IV, V and VII of Item 4 included in the Form 8-K dated February 22, 2000 of LanguageWare.net (Company) Ltd. (formerly Accent Software International Ltd.) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

Luboshitz Kaiserer
Certified Public Accountants (Isr.)